Exhibit 10.6

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 21 day of February, 2023, by and among the Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and PureTech Health LLC, a Delaware limited liability company (the “Initial Holder”) and as Secured Party for all of the Holders (the “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of February 21, 2023, by and among Gelesis Holdings, Inc., a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), the Initial Holder, and such additional holders from party thereto from time to time (each a “Holder” and together with the Initial Holder, the “Holders”) (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “NPA”), the Company and the Co-Issuer, have issued to the Holders the 12.0% Convertible Senior Secured Notes due 2023 (the “Notes”). Each Grantor is entering into this Trademark Security Agreement in order to induce the Holders to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Holders are willing to enter into the NPA and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to the Secured Party that certain Security and Pledge Agreement, dated as of February 21, 2023, by and among the Secured Party, the Company, the Co-Issuer, Gelesis 2012, Inc., a Delaware corporation, Gelesis, LLC, a Delaware limited liability company, and the other parties thereto from time to time (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to the Secured Party this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.            DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the NPA.

2.            GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants to the Secured Party, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)           all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)           all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

In each case, other than any of the foregoing constituting Excluded Property.

3.            SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Party whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.            SECURITY AND PLEDGE AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Secured Party pursuant to the Security and Pledge Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5.            AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Each Grantor shall give prompt notice in writing to the Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes the Secured Party to unilaterally modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.            COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7.            CONSTRUCTION. This Trademark Security Agreement is a Note Document. Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Note Document shall be satisfied by the transmission of a Record.

8.            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.            Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	GELESIS HOLDINGS, INC.

	By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	Chief Executive Officer

GELESIS, INC.

	By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	Chief Executive Officer

GELESIS 2012, INC.

	By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	Chief Executive Officer

GELESIS, LLC

	By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

SECURED PARTY:	PURETECH HEALTH LLC

	By:	/s/ Bharatt Chowrira
	Name:	Bharatt Chowrira
	Title:	President